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EXHIBIT 32.1

The following certification is provided by the undersigned Chairman of the Board of Directors and Principal Executive Officer of Merchants and Manufacturers Bancorporation, Inc. on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002.

                        CERTIFICATION OF PERIODIC REPORT

I, Michael J. Murry, Chairman of the Board of Directors and Principal Executive Officer of Merchants and Manufacturers Bancorporation, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

(1) The Annual Report of Merchants and Manufacturers Bancorporation, Inc. for the fiscal year ended December 31, 2003 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (14 U.S.C. 78m or 78o (d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Merchants and Manufacturers Bancorporation, Inc.

              /s/ Michael J. Murry
              -------------------------------
              Name: Michael J. Murry
              Title: Chairman of the Board of Directors and Principal
                Executive Officer
              Date: March 15, 2004

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